EXHIBIT 21

SUBSIDIARIES OF ZYGO CORPORATION (DELAWARE)

Technical Instrument Company (California)
100% owned by Registrant (effective as of August 8, 1996)

Syncotec Neue Technologien und Instrumente GmbH (Germany)
100% owned by Technical Instrument Company (effective as of September 1, 1997)

NexStar Corporation (Colorado)
100% owned by Registrant (effective as of September 12, 1996)

TechniStar Corporation (Delaware)
25% owned by NexStar Corporation

Zygo TeraOptix, Inc. (Delaware)
100% owned by Registrant (effective as of May 5, 2000)

Zygo KK (Japan)
100% owned by Registrant (effective as of October 1, 1999)

Zygo PTE LTD (Singapore)
100% owned by Registrant (effective as of January 1, 1998)

ZygoLamda Metrology Instrument (Shanghai) Co., Ltd. (China)
66% owned by Zygo PTE LTD (effective as of April 3, 2008)

Zygo Germany, GmbH (Germany)
100% owned by Registrant (effective as of December 1, 2006)

ZygoLOT GmbH (Germany)
60% owned by Zygo Germany, GmbH (effective as of December 28, 2006)

Six Brookside Drive (Connecticut)
100% owned by Registrant (effective as of January 9, 1998)

ZYGO Canada Inc. (Canada)
100% owned by Registrant (effective as of February 22, 2008)

Zygo Singapore Inspection Systems PTE. LTD. (Singapore)
100% owned by ZYGO Canada Inc. (effective as of February 28, 2008)